Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Exhibit 10.4

English Convenience Translation

-Original Agreement has been executed in Mandarin Chinese-

Statement Letter

To China Merchants Bank Co., Ltd., Beijing Branch (hereinafter “CMB Beijing” or “you/your”),

Whereas, we, Tesla Automobile (Beijing) Co., Ltd. (hereinafter “Tesla” or “we/us/our”), applied to CMB Beijing for facilities of RMB 5 billion, and entered into Facility Agreement (reference number: [***], hereinafter “Facility Agreement”) on 09.26.2019. In order to facilitate the performance of liabilities under the Facility Agreement, we make statements on such matters as follows:

(1)

If there are any outstanding amounts under the Facility Agreement, we will, on each Friday (or the next business day if any Friday is a non-business day) and each business day immediately prior to the date on which a loan will be utilized during the term thereof, provide you with our and all our distributors’ car sales revenue collection account bank statements and bank reconciliations at [***] and the information on total price of the vehicles in shipment and that of the domestic inventory of vehicles (in which the vehicle price shall be the imported price, and the domestic inventory of vehicles shall include those that have been delivered to the distributors) as of the same day;

(2)

If there are any outstanding amounts under the Facility Agreement, on every other Friday (or the next business day if any Friday is a non-business day) we shall transfer to our account opened with you at least 80% of our and all of our distributors’ cumulative vehicle sale proceeds deposited in [***] during the last period (i.e., from the last collection date to the day immediately before the current collection date), and shall ensure during the two weeks before the maturity date of the loan that there are sufficient funds in our account opened with you for repayment. Notwithstanding the foregoing, such obligations shall not prejudice our right to draw down and utilize relevant funds from our account opened with you for our daily business operation, including but not limited to payment of duties, payables to domestic suppliers and repair costs, provided that after the day falling 4 months after the first advance of facilities under the Facility Agreement, we shall ensure that the balance in our collection account with you (account number: [***]) shall be no less than 80% of the corresponding outstanding loan. Otherwise, you may suspend the advance of new loan to us until the balance in our pooling account reaches 80% of the corresponding outstanding loan;
(3)

We will not, without your consent, directly remit the vehicle sale proceeds from [***] or other banks to our imported vehicle supplier (for the avoidance of doubt, we may remit the vehicle sale proceeds to imported vehicle supplier from our account opened with you, and to suppliers other than imported vehicle suppliers from any of our accounts). The imported vehicle supplier is and will be Tesla Motors Netherlands B.V only.

This Statement Letter shall become effective and legally binding upon affixing of our company chop, and shall remain effective until all liabilities under the Facility Agreement are repaid. Without the mutual agreement with you, we may not unilaterally revoke this Statement Letter without reason once it is issued. In addition, we warrant that we have obtained relevant authorities required for the issuance of this Statement Letter and for the full performance of each of our obligations hereunder.

For the avoidance of doubt, this Statement Letter shall be deemed as the “the correspondences and relevant documents” under clause 7.4 of the Facility Agreement.

Tesla Automobile (Beijing) Co., Ltd.

26.09.2019

Reply to Statement Letter

To Tesla Automobile (Beijing) Co., Ltd.,

We acknowledge that we have received your Statement Letter on matters in respect of the Facility Agreement (reference number: [***] issued on 09.26.2019. We have understood and agreed that you will act in accordance with all provisions thereof.

China Merchants Bank Co., Ltd., Beijing Branch

27.09.2019